                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2000, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-30772) and related Prospectus of Centillium Communications, Inc.

   Our audits also included the financial statement schedule listed in Item 16(b) of Post-Effective Amendment No. 1 to the Registration Statement. This
schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

San Jose, California

May 23, 2000